                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in
Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-127883)
and related Prospectus of NICE Systems Ltd. for the registration of securities up to a total dollar amount of U.S. $220,000,000 and to the incorporation by reference therein of our report dated February 2, 2005 with respect to the
Consolidated financial statements of NICE Systems Ltd. included in its Annual
Report (Form 20-F) for the year ended December 31, 2004 filed with the
Securities and Exchange Commission.

                                                /s/ Kost Forer Gabbay & Kasierer
                                                --------------------------------
Tel-Aviv, Israel                                KOST FORER GABBAY & KASIERER
October 14, 2005                                A Member of Ernst & Young Global